NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS AND NEITHER THIS NOTE NOR ANY INTEREST THEREIN NOR THE SECURITIES INTO WIDCH THIS NOTE IS CONVERTIBLE MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

Co-signer.com, Inc.

Ninety (90) Day Promissory Note

May 23,2013

$10,000.00

FOR VALUE RECEIVED, the undersigned, Co-signer.com, Inc. (Maker), promises to pay to the order of Argent Offset LLC (Note Holder) or the successors and assigns, the principal sum of Ten Thousand and no/100 Dollars ($10,000.00) (Principal) subject to the terms and conditions set forth herein.

On behalf ofCo-signer.com, Argent Offset LLC has arranged to pay the following amounts for the Co-signer.com audit:

$7,500.00 to Silberstein Ungar, PLCC

$2,500.00 to Rachel Boulds, CPA

The amounts above are the principal of this note. Principal payment shall be made to:

Argent Offset LLC

1320 Juneberry Place

Oxnard CA 93036

The consideration for this loan shall be a simple annual interest rate of 12% accrued and compounded monthly.

The principal and interest shall be due and payable in full in one payment, without offset or deduction, in lawful money of the United States, by Ninety (90) days from fmal funding ofloan (maturity date).

Maker will reimburse legal expenses to Note Holder for any costs and expenses incurred in enforcing this Note to the extent allowable by applicable law. Those expenses include, but are not limited to, reasonable attorney's fees.

Co-signer.com, Inc. and any other entity that has obligations under this Note waive the rights of Presentment and Notice of Dishonor. "Presentment" means the right to require the Note Holder to demand payment of amounts due. "Notice of Dishonor" means the right to require the Note Holder to give notice to other persons that amounts due have not been paid.

The Maker represents and warrants to Holder:

Organization and Qualification. The Maker and each of its Subsidiaries (as defined below), if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Maker and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on the business, operations, assets, financial condition or prospects of the Maker or its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith. "Subsidiaries" means any corporation or other organization, whether incorporated or unincorporated, in which the Maker owns, directly or indirectly, any equity or other ownership interest.

Authorization; Enforcement. (i) The Maker has all requisite corporate power and authority to enter into and perform this Note and to consummate the transactions contemplated hereby and thereby and to agree to all fees charged, in accordance with the terms hereof, (ii) the execution and delivery of this Note by the Maker and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by the Maker's Board of Directors and no further consent or authorization of the Maker, its Board of Directors, or its shareholders is required, (iii) this Note has been duly executed and delivered by the Maker by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Note and the other documents executed in connection herewith and bind the Maker accordingly, and (iv) this Note constitutes, a legal, valid and binding obligation of the Maker enforceable against the Maker in accordance with its terms.

No Conflicts. The execution, delivery and performance the Note by the Maker and the consummation by the Maker of the transactions contemplated hereby will not (i) conflict with or result in a violation of any provision of the Articles of Incorporation or By-laws of the Maker, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Maker or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Maker or its securities are subject) applicable to the Maker or any of its Subsidiaries or by which any property or asset of the Maker or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect).

No Integrated Offering. Neither the Maker, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of this note or the Conversion Stock to the Holder.

No Investment Company. The Company is not an "investment company" required to be registered under the Investment Company Act of 1940 (an "Investment Company"). The Maker is not controlled by an Investment Company.

This Note is a uniform instrument with limited variations in some jurisdictions.

Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served (which shall include telephone line facsimile transmission) or sent by courier or three (3) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail. For the purposes hereof, the address of the Note Holder shall be 1320 Juneberry Place, Oxnard CA 93036; and the address of the Maker shall be 1077 W Twain Avenue, Suite 255, Las Vegas, NV 89135. Both the Holder or its assigns and the Maker may change the address for service by delivery of written notice to the other as herein provided.

Amendment. This Note and any provision hereof may be amended only by an instrument in writing signed by the Maker and the Note Holder.

Assignability. This Note shall be binding upon the Maker and its successors and assigns and shall inure to be the benefit of the Holder and its successors and assigns; provided, however, that so long as no Event ofDefault has occurred, this Note shall only be transferable in whole subject to the restrictions contained in the restrictive legend on the first page of this Note.

Governing Law. This Note shall be governed by the internal laws of the State of California, without regard to conflicts of laws principles.

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Replacement of Note. The Maker covenants that upon receipt by the Maker of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which shall not include the posting of any bond), and upon surrender and cancellation of such Note, if mutilated, the Maker will make and deliver a new Note of like tenor.

Severability. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

Headings. The headings of the sections of this Note are inserted for convenience only and do not affect the meaning of such section.

Counterparts. This Note may be executed in multiple counterparts, each of which shall be an original, but all of which shall be deemed to constitute on instrument.

IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Maker has executed this Note as of the date first written above.

MAKER:
/s/ James Hodgins	5/23/2013
James Hodgins, COO/CFO	Date
Co-Signer.com, Inc.

NOTE HOLDER:

/s/ Rick Narvoson	5/23/2013
Argent Offset LLC	Date
Rick Narveson, Managing Member

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